# Positioned to deliver outsized and enduring shareholder value

JULY 2023



stratasys

# Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the actual results of Stratasys Ltd. and its consolidated subsidiaries ("Stratasys") may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Such forward-looking statements include statements relating to the proposed transaction between Stratasys and Desktop Metal, Inc. ("Desktop Metal"), including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Stratasys and Desktop Metal, including expectations regarding outlook and all underlying assumptions, Stratasys' and Desktop Metal's objectives, plans and strategies, information relating to operating trends in markets where Stratasys and Desktop Metal operate, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Stratasys or Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management's beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words "outlook," "guidance," "expects," "believes," "anticipates," "should," "estimates," and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Stratasys' or Desktop Metal's actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D "Key Information - Risk Factors", Item 4 "Information on the Company", and Item 5 "Operating and Financial Review and Prospects" in Stratasys' Annual Report on Form 20-F for the year ended December 31, 2022 and Part 1, Item 1A, "Risk Factors" in Desktop Metal's Annual Report on Form 10-K for the year ended December 31, 2022, each filed with the Securities and Exchange Commission (the "SEC"), and in other filings by Stratasys and Desktop Metal with the SEC. These include, but are not limited to: factors relating to the partial tender offer commenced by Nano Dimension Ltd. ("Nano"), including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer on Stratasys' businesses, or other developments involving Nano, the ultimate outcome of the proposed transaction between Stratasys and Desktop Metal, including the possibility that Stratasys or Desktop Metal shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Stratasys and Desktop Metal to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for Stratasys' or Desktop Metal's products and services; global market, political and economic conditions, and in the countries in which Stratasys and Desktop Metal operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that Stratasys or Desktop Metal sells or services Stratasys or Desktop Metal provides, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on Stratasys' or Desktop Metal's supply chain and distribution network and consequently, Stratasys' or Desktop Metal's ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against Stratasys or Desktop Metal related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires Stratasys and Desktop Metal to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of Stratasys' or Desktop Metal's products; and disruptions of Stratasys' or Desktop Metal's information technology systems.

These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form F-4 and joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form F-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Stratasys' and Desktop Metal's respective periodic reports and other filings with the SEC, including the risk factors identified in Stratasys' and Desktop Metal's Annual Reports on Form 20-F and Form 10-K, respectively, and Stratasys' Form 6-K reports that published its results for the quarter ended March 31, 2023, which it furnished to the SEC on May 16, 2023, and Desktop Metal's most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. Neither Stratasys nor Desktop Metal undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

# No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

# Important additional information

In connection with the proposed transaction, Stratasys filed with the SEC a registration statement on Form F-4 that includes a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The registration statement has not yet become effective. After the registration statement is effective, the definitive joint proxy statement/prospectus will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys' website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal's website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

This communication is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS' SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

# Participants in the Solicitation

Stratasys, Desktop Metal and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Stratasys, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys' proxy statement for its 2023 Annual General Meeting of Shareholders, which was filed with the SEC on July 12, 2023, and Stratasys' Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Information about the directors and executive officers of Desktop Metal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Desktop Metal's proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023 and Desktop Metal's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.

# Use of Non-GAAP Financial Measures

This communication contains certain forward-looking non-GAAP measures, which are based on internal forecasts and represent management's best judgment. Reconciliation of such measures to the most directly comparable GAAP financial measures cannot be furnished without unreasonable efforts due to inherent difficulty in forecasting the amount and timing of certain adjustments that are necessary for such reconciliations and which may significantly impact our GAAP results. All revenue, margin, EBITDA and other P&L references are non-GAAP unless specified otherwise.

# Stratasys is positioned to deliver outsized and enduring shareholder value

1. **Stratasys has the winning growth strategy**
   Innovative, resilient and highly scalable business model with industry leading GTM strategy positions Stratasys for sustained, profitable growth

2. **Combination with Desktop Metal creates a leading high growth Additive Manufacturing company**
   Merger has significant upside potential

3. **Stratasys has strong governance practices and a purpose-built Board**
   Board's industry knowledge, experience, and skillset is highly relevant to the Company's strategy and objectives

4. **Nano's campaign is value destructive for Stratasys shareholders**
   Nano's slate of directors, if elected, would disrupt the progress being made at the company
   Nano's candidates are not independent, are unqualified for Stratasys' Board, and have a history of value destruction
   The composition of Nano's own Board and the legality of its actions remain in question

# Stratasys is well positioned to create value in the near, mid and long-term

## 1 Stratasys has the winning growth strategy

- A leading polymer 3D Printing provider addressing every stage of the product life cycle
- Only profitable[1] pure-play 3D Printing company
- Business is currently undervalued, moving to stronger and more profitable growth
- Expanding on strong core prototyping and polymer solutions business, and shifting mix toward end-use-parts manufacturing
- Value of innovative use-cases such as regenerative medicines yet to be fully realized
- Combination with DM is expected to unlock significant TAM growing to $100B[2]+ by 2032
- Strong financial profile, with strong go-to-market and differentiated scale and profitability
- Standalone mid-term plan is expected to generate significant value: positive FCF in 2024, leading to 2026 with $1B revenue, 50%+ gross margin, ~15% EBITDA margin, with a step change of ~15%-20%+ sustainable top line growth
- Well positioned to accelerate growth and drive shareholder returns under the leadership of Yoav Zeif



Note: Please refer to appendix for GAAP to non-GAAP reconciliation; [1] Based on adjusted EBITDA, Non-GAAP metric; [2] Denotes 2032 based TAM, based on Context report, Wohlers report and management estimates

2

# Combination with Desktop Metal creates a leading high growth Additive Manufacturing company

- On May 25, 2023, Stratasys (Nasdaq: SSYS) announced that it has entered into a definitive agreement to combine with Desktop Metal (NYSE: DM) in a ~$1.8B all-stock transaction expected to close in Q4 2023
- Merger creates a next-generation Additive Manufacturing ("AM") company delivering industrial polymer, sand, metal and ceramic solutions that will compete more effectively against conventional manufacturers and other AM companies from design to mass production
- Stratasys and Desktop Metal are expected to generate $1.7B of revenue, ~50% gross margins and ~20% Adjusted EBITDA[1] margins by 2026, with significant upside from a large addressable market
- Combined company is expected to generate:
  - Positive operating cash flow for the 12-month period post-closing
  - $50mm in annual run-rate revenue synergies and $50mm in additional annual run-rate cost synergies by 2025[2]
  - Potential for Additional annual cost-synergies of $10M - $20M



[1] Includes synergies; [2] Based on management estimates. Run-rate synergies expected to be realized by CY 2025E

## 3 Stratasys has strong governance practices and a purpose-built Board

- Board brings the right operational leadership and technical expertise, M&A experience, diverse and unique insights into industry relationships, and ESG best practices to drive Stratasys' growth
- Stratasys directors receive ~70% their board compensation in Stratasys equity and are aligned with shareholders' interests, ensuring decisions are focused on delivering value to all shareholders
- Board is overseeing a multi-year transition to stronger growth and commencement of a multi-year strategy to maximize shareholder value, which has already seen successful results
- Board implemented corporate governance practices informed by robust engagement with many shareholders and proxy advisory firm recommendations
- Board is open to all alternatives that will deliver value for shareholders



## 4

# Nano’s campaign is value destructive for Stratasys shareholders

- Nano’s revised partial tender offer substantially undervalues Stratasys, and its nominations are simply part of its highly opportunistic and self-interested campaign to acquire control of Stratasys
- Shareholders overwhelmingly rejected Nano’s initial tender offer with just 8% tendering
- Nano control of Stratasys would undo key value creation initiatives including the acquisition of Desktop Metal
- Nano’s management team presides over a company trading at a significant discount to cash/tradable securities
- Nano has a track record of value destruction and poor governance policies
- ISS, Glass Lewis and Egan Jones recommended Nano shareholders support Murchinson’s proposals for broad reforms to Nano’s Board
- Nano shareholders overwhelmingly supported all four Murchinson proposals, with ~92% of votes present at the March 20, 2023 special meeting, including the removal of Chairman and CEO Yoav Stern from its Board
  - Composition of Nano's Board and the legality of its actions remain in question – including its authority to submit and follow through on the partial tender offer that is pending adjudication in court



# Agenda

1. **Stratasys has the winning growth strategy**
2. Combination with Desktop Metal creates a leading high growth Additive Manufacturing company
3. Stratasys has strong governance practices and a purpose-built Board
4. Nano’s campaign is value destructive for Stratasys shareholders

# Stratasys at-a-glance

## FIRST CHOICE POLYMER 3D PRINTING PROVIDER

| | |
|---|---|
| **2,200+[1]** | Patents supporting industry leading position |
| **$637M[2]** | Leading 3D printing provider by revenue |
| **$288M[3]** | Cash and equivalents and no debt |

**North Star strategy**

Be the first-choice polymer 3D Printing provider, at every stage of the product life cycle, with multiple technologies and complete solutions for superior application fit, across design, manufacturing and healthcare

**Only profitable public 3D Printing company seventh straight quarter of Profitability**

**Seventh consecutive quarter of maintaining a well capitalized balance sheet**

**Large and growing installed base**

## MULTIPLE TECHNOLOGIES & COMPLETE SOLUTIONS FOR SUPERIOR APPLICATION FIT

**5 Technologies Offering**



**Industry 4.0 Software Platform**

GRABCAD SHOP
GRABCAD PRINT
GrabCAD SDKs
KeyShot
Identify3D
LINK3D
nTopology

**Materials Partner Ecosystem**

BASF We create chemistry
Henkel
covestro
KIMYA

## CUSTOMERS ARE LEADERS IN MANUFACTURING, HEALTHCARE AND CONSUMER INDUSTRIES

GM
LOCKHEED MARTIN
Google
BOEING
SPACEX
MAYO CLINIC
TESLA
McLaren FORMULA 1 TEAM
amazon
Medtronic

[1] Includes patents granted and pending applications; [2] LTM as of 3/31/2023 from latest 6-K and does not include impact of Covestro acquisition; [3] As of 3/31/2023 from latest 6-K and includes cash and cash equivalents and short-term investments, before executing the Covestro acquisition

# Key highlights of Stratasys' market position

- **Stratasys is moving** to stronger and more profitable growth
- **Successfully executing** against its 2020 reframed "North Star" strategy
- **Stratasys is a leader in innovation**. Innovation can be seen in its expansion into new technologies, verticals and innovative use-cases – from regenerative healthcare through a partnership with CollPlant to technological expansion through M&A
- Recently issued **mid-term plan highlights strong revenue growth and higher margins**
- Stratasys has a **highly experienced team** executing its strategy with demonstrable progress

# Stratasys is well-positioned to generate significant value for shareholders in the near- to mid-term

## TRADING AT SIGNIFICANT DISCOUNT TO PEERS...

*2023E EV / Revenue*



1.2x
1.9x
na
3.4x
2.7x
stratasys 1
3D SYSTEMS 2
VELO
Desktop Metal 1

## ... DESPITE LEADING REVENUE AMONG PUBLIC 3D PRINTING COMPANIES AND ...

*2022 Revenue ($M)*



651
538
44
81
209
stratasys
3D SYSTEMS
VELO
Desktop Metal

## ... BEING THE ONLY PROFITABLE PURE-PLAY 3D PRINTING COMPANY

*2022 EBITDA ($M)*



36
(6)
(89)
(77)
(118)
stratasys
3D SYSTEMS
VELO
Desktop Metal

## COMPANY IS AT AN INFLECTION POINT

- Embarked on a multi-year transformation that is nearing completion:
  - Yoav Zeif appointed as CEO in February 2020
  - Introduced our North Star strategy in August 2020
  - Undertook actions to shift business mix toward a higher concentration of end part manufacturing; increased manufacturing annual revenue to ~33%, up from just 20% a few years ago
  - Expanded use-cases and diversified portfolio
  - Penetrated critical new end uses, such as regenerative
  - Acquired strategic targets to enhance offerings
- Our strategy is working – we are moving into a period of stronger and more profitable growth

Source: FactSet as of 07/06/2023; Note: Nano is not covered by street research. No consensus estimates are available; Stratasys historicals do not include the impact of MakerBot (Reported 2022A revenue was $651M and 2022A EBITDA was $36M including the impact of MakerBot); [1] As of unaffected date of 05/24/2023; [2] As of unaffected date of 06/01/2023

# Board and management team are overseeing and successfully executing against strategy

*To be commenced* → *Completed*

| REFRAMED STRATEGY | ONGOING EXECUTION | EXECUTION UPDATE |
| --- | --- | --- |

**Defend the Core Business**

- Revenues from Polyjet and FDM are no longer declining
- Furthering leadership in multiple technologies
- Only 3D Printing player with large-part FDM capabilities

**Stratasys FDM + Poly Jet sales growth**
(% CAGR)



~11%
(~3%)
2014-2019
2020-2022

**Broaden solution offering**

- Increased polymer TAM by 3x due to expansion into DLP, PBF and SL
  - DLP and PBF technologies expected to experience strong growth
- Combination with DM unlocks significant TAM growing to $100B+ by 2032[1]

**Significant addressable market growth**

**MARKET CAGR (2022 – 2027)**

| 14% | 29% |
| --- | --- |
| POLYMER DESIGN, RESEARCH AND PRE-PRODUCTION CAGR | END-USE-PARTS MANUFACTURING CAGR |

Note: FDM – Fused deposition modeling; PJ – Poly jet; DLP – Digital light processing; SL – Stereolithography; PBF – Powder bed fusion; [1] Based on Wohlers report and management estimates

# Board and management team are overseeing and successfully executing against strategy (cont'd)

To be commenced → Completed

| REFRAMED STRATEGY | ONGOING EXECUTION | | EXECUTION UPDATE |
|---|---|---|---|
| **Develop end-to-end Manufacturing Solutions (Use-Cases)** | • Focusing on unique offerings for high manufacturing use cases<br>• Established two open platforms (Materials & Software) in order to create a launchpad into Manufacturing environments across technologies and use-cases | **Materials Ecosystem** (Open Materials License)  **Industry 4.0 Software Platform**  | |
| **Evolve our Go-To-Market** | • Since 2021, our sales force and channel partners started selling and servicing new manufacturing use cases<br>• We believe our network of 200+ channel partners is the strongest and most experienced in the industry, with broad coverage | **GTM channel**  ~90%<br>~10%<br>Through partner / reseller<br>Own sales force | |

**The Company is poised to deliver substantial value associated with its transformation as well as its acquisition of Desktop Metal**

# With five key growth drivers, we developed a competitive advantage to be a leader in polymer 3D manufacturing

## Stratasys' key growth drivers:

## hardware / materials / software / services / use-cases

### Broadest portfolio of innovative hardware

Five best-in-class technologies for solving customer needs across the product lifecycle

### Materials ecosystem (open materials license)

A three-tiered material ecosystem, enabling broader material options and access to printer settings – for part optimization

### Industry 4.0 software platform

GrabCAD's open software platform drives additive manufacturing at scale through connected solutions

### Customer success & services

Data-driven proactive approach to customer success enabled by connectivity, customer hub and knowledge expansion

### Use cases

High value offering for selected applications, with tailored business cases going deeper into the value chain

# Multi-industry exposure and unparalleled market access supported by our unique Go-To-Market strategy

## Aerospace

Includes aviation, space flight and defense technologies, from producing flight-worthy parts for interior cabins to other end-use parts for aircraft

## Automotive

Includes 3D printed jigs and fixtures for automotive OEMs, tier 1 to tier n's, as well as bus, trucks, and motorcycle applications

## Regenerative medicine

Includes breast implants and other applications that are designed to restore tissue, driven by the latest agreement with CollPlant to transform healthcare with Industrial-Scale Bioprinting

## Medical

Includes other products for diverse medical use cases such as prosthetics, medical tools and advanced anatomical models that can be customized for specific patients

## Dental

Includes dentistry and orthodontics solutions such as SSYS' state-of-the-art FDA cleared (Class II) dentures solution, dental aligners, guards, etc.

## Consumer

Includes final goods for household or personal use, as well as parts that aid in the manufacturing of final goods, such as shoes and direct-to-textile printing technology

## Government

Includes global distributed manufacturing operations for agile production of parts, including spare parts for the US Navy (e.g. omnidirectional antenna mounts, Critical Application Item components)

## Industrial equipment & other

Includes parts related to machinery and manufacturing not included in the other verticals such as 3D printed train parts and academic 3D printers

# Our strategy is working and we are profitable today; Significant ongoing progress towards becoming a $1B revenue company

**OUR MID-TERM STANDALONE PLAN IS STRONG**

| | 2026 Outlook |
|---|---|
| Revenue | $1B+ |
| Sustainable long-term growth | ~15%-20%+ |
| Gross margin | 50%+ |
| Operating income margin | 12%+ |
| EBITDA margin | ~15% |
| FCF | Positive (2024) |

***Longer-term plan further improves on the mid-term with higher revenues, stronger margins and more profitability***

***We are reiterating our 2023 outlook as mentioned in our Q1'23 earnings release***

**KEY HIGHLIGHTS SUPPORTING OUR OUTLOOK**

- We believe we have the **best global infrastructure in 3D Printing**
- **Only profitable public 3D Printing company** with seventh straight quarter of profitability
- **Strongest management team in the industry**
- **Increased exposure to unmatched technologies**
  - Well-positioned in all addressed technologies
  - 3 new technologies to act as growth engines – significant headway with products already in market
  - Unparalleled go-to-market channel in the industry
  - Largest polymer materials portfolio Software platform – most advanced to integrate with MFG industry
- **Value of innovative use-cases yet to be realized** – Dental, Medical, Aerospace / Defense, Automotive, Fashion
- ***Outlook achievable since it is based on actions within our control. Stratasys' value creation strategy represents significant and enduring value for shareholders***

**Our outlook and strategy are at risk if Nano is successful in taking control of our Board**

Note: Please refer to appendix for GAAP to non-GAAP reconciliation; Source: Stratasys management

# Stratasys has delivered strong TSR since listing despite challenging industry environment and ongoing transformation

**UNAFFECTED TSR SINCE STRATASYS BEGAN TRADING[1]**



793%
124%
na
na
stratasys
3D SYSTEMS
NANODIMENSION 2
Markforged 2

**2 YEAR UNAFFECTED TSR**



(34)%
stratasys
(71)%
3D SYSTEMS
(67)%
NANODIMENSION
(87)%
Markforged
(83)%
3D Printing companies Median3

Source: FactSet as of 07/14/2023
Note: SSYS and DM as of unaffected date of 05/24/2023. DDD as of unaffected date of 06/01/2023. NNDM as of unaffected date of 03/09/2023; [1] Stratasys began trading 10/21/1994; [2] Markforged began trading on 10/08/2020 and Nano Dimension on 07/28/2015; [3] 3D Printing companies includes 3D Systems, Velo3D, Markforged and Desktop Metal

# Stratasys' unique profile positions it to be a leader in the additive manufacturing sector

## KEY STRENGTHS

**With successful execution of our reframed strategy, we are well positioned to be a leader in the industry**

- ✓ Solid foundation with strong track record of accelerating innovation via acquisitions
- ✓ Large and growing 3D Printing installed base
- ✓ Complete polymer solutions
- ✓ Highest revenues for any 3D Printing provider in 2022
- ✓ Most resilient business in the industry – Only profitable public 3D Printing company sixth straight quarter of profitability
- ✓ Fortress balance sheet with no debt, turning operating cash flow positive in 2023

## M&A, INVESTMENT AND BUSINESS DEVELOPMENT ACTIVITIES

| Year | | Company | Activity |
|---|---|---|---|
| 2020 | A | ORIGIN | Added new additive manufacturing platform to polymer production |
| 2021 | A | RPS | Expanded capabilities in stereolithography 3D Printing technologies |
| | | inkbit | Technology created new applications for end-use polymer part production, opening new manufacturing use cases |
| | A | XAAR | Accelerates production-scale additive manufacturing capabilities |
| | | GENERA | Investment helped bring innovative automated workflow solution to market |
| 2022 | | 9T LABS | Investment enables 9T Labs to commercialization of recyclable high performance carbon composite materials |
| | A | riven | Streamlines quality assurance for production-scale manufacturing |
| | | MakerBot | Sold MakerBot to new Ultimaker holding company |
| | A | covestro | Additive manufacturing business, bringing ~60 additive manufacturing materials and hundreds of new patents |
| | | AXIAL3D | Investing in joint offering to make 3D Printing solutions for hospitals and medical device manufacturers more accessible |
| 2023 | | CollPlant | Stratasys and CollPlant unite technologies to transform healthcare with industrial-scale bioprinting of tissues and organs |
| | M | Desktop Metal | Stratasys and DM announced an agreement to combine in an all-stock transaction valued at ~$1.8B, creating leading additive manufacturing company. Transaction expected to close in 4Q23, subject to customary closing conditions, including approval of Stratasys' shareholders and Desktop Metal's stockholders and receipt of regulatory approvals |

A = Acquisition
M = Merger

# Stratasys' highly experienced team is successfully executing strategy



## Dr. Yoav Zeif
*CEO*

- Joining date: 2020
- Ph.D. in International Economics from Bar-Ilan University
- Former Partner, McKinsey, NY
- Served as President of the Americas Division and Chief Commercial Officer at Netafim



## Eitan Zamir
*CFO*

- Joining date: 2019
- Obtained B.A. from the Hebrew University in Jerusalem
- M.S. in Financial Management from Tel Aviv University
- Former Partner Price Waterhouse Coopers, New York and Tel Aviv



## Christian Alvarez
*Chief Revenue Officer*

- Joining date: 2022
- Obtained BS in computer science from Robert Morgan Technical College
- Former Senior Vice President of Worldwide Channel Sales at Nutanix



## Yossi Azarzar
*COO*

- Joining date: 2020
- Obtained B.A. from the Hebrew University in Jerusalem
- MBA from ONO Academic College
- Managed 76 production plants across 6 continents at Frutarom



## Vered Ben Jacob
*Chief Legal Officer*

- Joining date: 2013
- Obtained LLB and MBA from Tel Aviv University
- Member of the Israeli Bar
- Included in the LEGAL500 Israel GC Powerlist Israel 2023



## Richard Garrity
*Chief Industrial Business Officer*

- Joining date: 2010
- Obtained BSB and MBA from the University of Minnesota
- Has held several senior-level management positions at Stratasys



## Rani Hagag
*Chief Health Care & Consumer Business Officer*

- Joining date: 2022
- Obtained LLB from the University of Oxford and an MBA from the University of London
- Former CEO at OrCam
- Co-founder & CEO of Biopolymer Tech



## Nava Kazaz
*Chief People Officer*

- Joining date: 2020
- Obtained B.A. from Tel Aviv University
- Most recently served at HP as Israel Head of HR and was Head of EMEA HR at Broadcom



## Guy Menchik
*Chief Technology Officer*

- Joining date: 2001
- Obtained B.Sc. from Tel Aviv University
- 83 granted patents and more pending



## Yonah Lloyd
*CCO & VP IR*

- Joining date: 2017
- Obtained B.A. from Queens College
- Obtained JD from Fordham University School of Law
- Experience across senior roles including global sales & marketing, M&A, communications

# Agenda

1. Stratasys has the winning growth strategy
2. **Combination with Desktop Metal creates a leading high growth Additive Manufacturing company**
3. Stratasys has strong governance practices and a purpose-built Board
4. Nano’s campaign is value destructive for Stratasys shareholders

# Recently announced Combination with Desktop Metal will accelerate growth and deliver significant value for shareholders

**Combining the best metal innovation company with the best Go-To-Market company to create an AM powerhouse**

1. Stratasys' mission to lead AM into mass production will be accelerated by having **a metal manufacturing solution alongside its robust polymer offering**
2. Through **extensive analysis of the metal landscape**, we believe **Desktop Metal has the best and most advanced technology** for mass production
3. DM brings a complementary portfolio of growth assets which will be **accelerated by Stratasys' extensive market reach** to create **immediate to long-term impact**
4. DM's innovative portfolio and technology pipeline **stands out amongst AM players** with strong IP across applications
5. This **combination will create the first >$1B AM company**, with sufficient scale to lead the AM industry into mass production, and yield $50M+ in cost synergies and additional $50M in revenue synergies
6. The combined **business is expected to generate above $300M of EBITDA in 2026**

**Growth** | **Innovation** | **Mass Production** | **Scale** | **Performance**

# Creating an at-scale growth AM company

stratasys + Desktop Metal

**REVENUES:** SSYS STANDALONE | DM STANDALONE | REVENUE SYNERGIES

## BASE CASE ($M)



'22A – '26E CAGR: 19%
$1,121
$25
$305
$791
$1,359
$50
$390
$919
$1,651
$61
$530
$1,061
14%[1]
2024E
2025E
2026E

- 1 year delay in dental and mass production metal roadmap
- 100% of synergies

## DOWNSIDE CASE ($M)



'22A – '26E CAGR: 14%
Street guidance[2]: $1.1B+
$1,031
$20
$284
$727
$1,225
$40
$342
$843
$1,434
$49
$407
$978
12%[1]
2024E
2025E
2026E

- Prolonged delay in mass production metal roadmap
- Dental CAGR[1] reduced by more than half
- 80% of synergies

Source: SSYS Management; Note: SSYS adjusted for MakerBot; [1] 2022A – 2026E SSYS standalone revenue CAGR; [2] Reflects May 25, 2023 guidance

# High profitability across growth scenarios

stratasys + Desktop Metal

**EBITDA:** SSYS STANDALONE | DM STANDALONE + SYNERGIES

**BASE CASE ($M)**


$127
$37
$91
$219
$99
$120
$337
$180
$157
2024E
2025E
2026E

**DOWNSIDE CASE ($M)**


$69
$14
$56
$132
$55
$78
$202
$91
$111
2024E
2025E
2026E

| | Base 2024E | Base 2025E | Base 2026E | Downside 2024E | Downside 2025E | Downside 2026E |
|---|---|---|---|---|---|---|
| *Pro forma margin* | *11%* | *16%* | *20%* | *7%* | *11%* | *14%* |

Street guidance[1]: 10% - 12%

**Additional annual cost synergies of $10M - $20M; likely to take more costs out under a downside case**

Source: SSYS Management; [1] Reflects May 25, 2023 guidance

# In addition to DM's $100M cost savings plan, significant run-rate synergies expected across the business

## ANNUAL RUN-RATE COST SYNERGIES[1]


Other Opex Synergies
Technology and infrastructure optimization
COGS
Leverage scale to optimize manufacturing costs
Corporate Costs and Other G&A
Elimination of duplicative public company costs

**$50M RUN-RATE COST SYNERGIES**

**ADDITIONAL ANNUAL COST-SYNERGIES OF $10M - $20M**

## ANNUAL RUN-RATE REVENUE SYNERGIES[1]


Design, Research and pre-production
Manufacturing and mass production
Broad and complementary products and services, enabling broader distribution and enhanced market access

**$50M RUN-RATE REVENUE SYNERGIES**

[1] Based on management estimates. Run-rate synergies expected to be fully realized by CY 2025E

# Expect 2026 gross margin to be ~50% as result of DM combination[1]

✓ = year of execution

COMBINED COMPANY GROSS MARGIN OVERVIEW



44%
47%
48%
50%
PF 2023
2024
2025
2026

| Initiatives | PF 2023 | 2024 | 2025 | 2026 |
|---|---|---|---|---|
| Completion of DM standalone cost-out plan | ✓ | | | |
| Integration of DM's acquisitions | ✓ | ✓ | | |
| Consolidation of production sites | | ✓ | ✓ | |
| Reduction of raw material costs due to scale | | ✓ | ✓ | |
| Network optimization, move to global carriers, and better sea/air mix | | ✓ | ✓ | |
| Optimization of indirect labor | | ✓ | ✓ | |
| Improving product mix | | | ✓ | ✓ |
| Scale efficiencies of manufacturing and customer support | | ✓ | ✓ | |
| Optimization of production processes[2] | | | ✓ | ✓ |
| Vendor optimization | | ✓ | ✓ | |
| Quality improvements, insurance optimization | | | ✓ | ✓ |

[1] Reflects Base Case scenario; [2] Example includes internalizing liquid resin production

# DM merger creates the highest value for shareholders, but Nano opposes the transaction

**VALUE CREATION ANALYSIS ($B)**



$1.1
$0.6
$0.7
$0.4
$2.8
37%[4]
$1.0
63%[4]
$1.8
~$30
per share[5]
$2.2
~$6
per share[7]
~$24
per share
SSYS equity[1]
DM equity[2]
Net cost synergies[3]
Revenue synergies
PF Equity
Illustrative multiple expansion

| | SSYS equity | DM equity | Net cost synergies | Revenue synergies | PF Equity | Illustrative multiple expansion |
|---|---|---|---|---|---|---|
| *FV / 24E EBITDA* | *13x* | *N.M.* | *15x[6]* | *15x[6]* | *18x* | *20x[7]* |

**If Nano's nominees are elected, they will likely halt the DM deal and shareholders would not get the value upside**

Source: Company filings, Stratasys Management and FactSet

[1] SSYS unaffected equity value as of 05/24/2023; Assumes 73M fully diluted shares for Stratasys; [2] DM unaffected equity value as of 05/24/2023; Assumes 349M shares for DM; [3] Assumes $50M illustrative transaction costs and $20M illustrative integration costs; [4] Based on net share settled method for convertible debt; [5] Based on Base case EBITDA; [6] Illustrative 15x capitalization multiple on ~$78M in synergies; [7] Based on illustrative multiple expansion of 20x FV / 24E EBITDA and Base case forecast

1

Stratasys has the winning growth strategy

2

Combination with Desktop Metal creates a leading high growth Additive Manufacturing company

3

**Stratasys has strong governance practices and a purpose-built Board**

4

Nano's campaign is value destructive for Stratasys shareholders

# Agenda

# Stratasys has strong governance practices and a purpose-built Board

1. Stratasys maintains **corporate governance practices and policies that are in line or better than market standards**
2. Our **Board has overseen a multi-year transition to stronger growth**
3. Board is **highly qualified with relevant sector experience and expertise** and is purpose built for driving shareholder value
4. The Board oversees **compensation practices that are appropriate and align the interests of management and shareholders**
5. Stratasys is a **leader in our industry for supporting environmental and social issues**

# Stratasys maintains corporate governance practices and policies that are in line or better than U.S. market standards

| Governance provision | In line or better than market standard? | % of S&P 600 firms with similar provision |
|---|---|---|
| Directors are elected annually | ✓ | 66% |
| Separation of CEO and Chairman roles | ✓ | n/a |
| Majority vote standard to elect directors | ✓ | 54% |
| Single class of stock; one share one vote | ✓ | 94% |
| Majority vote standard to amend bylaws | ✓ | 62% |
| Majority vote standard to amend charter | ✓ | 46% |
| Shareholders may call special meetings with 5% ownership | ✓ | 53% |
| Directors may be removed with or without cause by the majority of votes cast | ✓ | 58% |
| Shareholders owning 1% of shares outstanding may propose the Board include a proposal at the next annual meeting | ✓ | 14% |

Source: FactSet

# SSYS Board is highly qualified with relevant sector experience and expertise



★ **Dov Ofer**
Age: 68 | Chairman

- Chairman of the Board since May 2020, director since July 2017
- Former CEO of Lumenis Computerized Systems (Nasdaq: LMNS)
- Previous Corporate Vice President and General Manager at HP Scitex, and former President and CEO of Scitex Vision
- Currently serves as Director of Kornit Digital



★ **John J. McEleney**
Age: 60 | Director

- Director since 2007
- Co-founder and previous CEO of Onshape, a 3D product design software company
- Former CEO of Cloud Switch, former CEO of SolidWorks (Dassault Systemes)
- Pervious experience at Computervision and Raytheon
- Currently serves as a Director of InNeuroco, a medical device company focused on neurological access devices



★ **David Reis**
Age: 62 | Director

- Director since June 2013, former CEO of Stratasys and Objet
- Previous CEO of NUR Macroprinters (acquired by HP)
- Former CEO and president of ImageID, and of Scitex Vision
- Currently serves as Chairman of Enercon Technologies, Director of Tuttnauer, Director of Seed-X and as a Director of Scodix



★ **Yair Seroussi**
Age: 67 | Director

- Director since 2017
- Former Chairman and Board member of Bank Hapolim
- Founder of the Israeli office and former head of Morgan Stanley Israel
- Served in the Israeli Ministry of Finance, where he held several senior positions
- Currently a Director at DSP Group, Advisory Team Member at SkyFund and Chairman of ZIM Integrated Shipping Services



★ **S. Scott Crump**
Age: 69 | Director

- Director since November 2021, previous SSYS Board experience dating to 1988
- Inventor of FDM technology and Co-founder of Stratasys
- Former Stratasys Chief External Affairs and Innovation Officer, and Chief Innovation Officer, in addition to Stratasys previous Chairman, CEO and President
- Deep industry and operational experience dating to the earliest days of 3D Printing technology



**Ziva Patir**
Age: 72 | Director

- Director since June 2013
- Consultant to governments on issues of strategy and compliance, risk-based regulatory enforcement activities, standardization and policy
- Deep expertise in ESG-related matters
- Previous experience at Better Place, Road Safety Authority (RSA) of Israel, Standard Institution of Israel, and the International Organization for Standardization
- Currently serves as a Director of ABRA and ELTA Systems



★ **Michael Schoellhorn**
Age: 57 | Director

- Director since November 2020
- Current CEO, Aribus Defence and Space and former COO of Airbus
- Previous experience as Chief Operating Officer of BSH Home Appliances and various positions at Bosch
- Currently serves as member of the Supervisory Board, Premium Aerospace Group, and President of BDLI, the German aerospace industries association



★ **Adina Shorr**
Age: 62 | Director

- Director since July 2018
- Former CEO of Scodix
- Board member of Vision Technology and Highcon Systems
- Former CEO and Chairman of Lucidlogix Technologies, CEO of CellGuide and CEO of Objet
- Prior experience as executive in Creo, Scitex and IBM
- Served as a Board member at Objet Geometries and Advanced Vision Technology

***SSYS keeps a balanced Board tenure with 3 directors < 6 years, 4 directors 6 – 10 years and 1 director > 11 years***

★ Denotes experience as public company executive

# SSYS Board has the right mix of experience and skills[1]

| SSYS nominee | Dov Ofer | S. Scott Crump | John McEleney | Ziva Patir | David Reis | Michael Schoellhorn | Yair Seroussi | Adina Shorr |
|---|---|---|---|---|---|---|---|---|
| Senior management at a $500M+ revenue company | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ |
| Generating profitable growth | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ |
| Successful M&A strategy and integration | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ |
| ESG, Industry Standards and compliance experience | | ✓ | | ✓ | | ✓ | | |
| Experience at a leading 3D printing company | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |

***SSYS Directors have deep expertise and knowledge across relevant industries and public Boards***

***Shareholders have affirmed the Board's decision on composition by overwhelming support***

# SSYS Board has overseen a multi-year transition to stronger growth

***The Board has the right skills and experience to support and guide management***

**FOCUS AREAS** | **BOARD OVERSIGHT**

2020 | 2021 | 2022 | 2023

**Corporate Strategy**

- Annual strategy review
- Annual corporate plan and budget approval
- Appointed Dr. Yoav Zeif as CEO *(Industry transformation expertise)*
- Introduced "North Star" strategy

✓ Transformation nearing completion, moving into a period of stronger and more profitable growth

**Business development**

- Continuous business development and portfolio review
- Origin
- RPS
- Xaar
- Covestro
- Riven
- Desktop Metal

✓ Solid foundation with strong track record of innovation and accelerating growth via acquisitions

**Balance sheet management**

- Balance sheet oversight
- No debt
- $230mm growth capital raise

✓ Well capitalized balance sheet with no debt

**ESG & Sustainability**

- Established ESG Steering Committee, including Board Champion
- Established Annual ESG review
- Inaugural ESG Sustainability report outlined ESG strategy, commitment and activities

✓ Board is committed to and accountable for ESG activity

# Stratasys actively engages with shareholders and incorporates input

**ROBUST ENGAGEMENT PROGRAM**

- Management engages directly with shareholders
- We engage with investors, stewardship committees, and proxy advisory firms to listen to their views on our business and corporate governance
- Year-round engagement program seeks continuous feedback and not just near our annual meeting

**KEY STATISTICS OF ENGAGEMENT**

**Over 80 calls and in-person meetings with shareholders in 1H 2023**

**Attended 6 bank conferences in the past 12 months**

**Enhanced IR website to engage and communicate with shareholders**

**Met with investors across multiple non-deal roadshows and at industry trade shows**

# Stratasys' Directors are compensated in line with market standards and their incentives are aligned with shareholders

## DIRECTOR COMPENSATION BREAKDOWN



Cash
30%
Equity-based
70%

**Directors are at risk for the vast majority of their compensation, putting their interests alongside shareholders**

*Based on compensation in 20-F filing on 03/03/2023; excludes retainer fees paid for chair and committee responsibilities*

## COMMENTARY

- ✓ Stratasys directors' compensation is 70% equity-based and therefore aligns directors' interests with the interests of Stratasys shareholders
- ✓ Director cash compensation is less than half of the S&P 500 firm average
- ✓ Equity compensation is comprised of 50% RSU's and 50% stock options

# Stratasys' Board consistently has acted in the best interest of shareholders

- **The Board has thoroughly evaluated proposals** from Nano and 3D Systems against its standalone plan and other opportunities such as Desktop Metal to maximize shareholder value
  - Nano Dimension raised its original partial offer three times, from $18.00 to $20.05, before changing to a partial tender currently at $25.00 per share
  - 3D Systems raised its proposal from $7.50 cash + 1.2507 3D shares (~$18 value per share), to $7.50 cash + 1.3223 3D shares (~$20 value per share), to $7.50 cash + 1.5444 3D shares (~$24 value per share)

- Understanding the complexity of the industry, the **Board worked diligently, to ensure it fulfills its duties and properly fulfils its obligations to all shareholders**

- **The Board has called an AGM of shareholders in order to resolve the issues Nano has put forward** rather than dispute Nano's request and further delay a resolution for the company and its shareholders

- In addition, and separately to the shareholder vote on the directors, **Company shareholders will have a vote in the near future on the Desktop Metal transaction and the extension of the shareholder rights plan**

1

Stratasys has the winning growth strategy

2

Combination with Desktop Metal creates a leading high growth Additive Manufacturing company

3

Stratasys has strong governance practices and a purpose-built Board

4

**Nano's campaign is value destructive for Stratasys shareholders**

# Agenda

# Nano Dimension's campaign is value destructive for Stratasys shareholders

1. Voting for Nano slate will enable Nano to **take control of Stratasys without paying shareholders**, irrespective of the partial tender offer, which Nano could terminate based on the numerous conditions that are unlikely to be satisfied in the near future

2. **Nano's director candidates are not qualified**

3. Nano's leadership team has **destroyed shareholder value at an alarming rate**

4. Nano's Board and CEO presided over **serious corporate governance failings**

5. **Nano has repeatedly made false and misleading claims**; for example, their false public statements with respect to the determinations by the Israeli courts

6. Composition of Nano's Board and the **legality of its actions remain in question**

# 1 Voting for Nano slate will enable Nano to take control of Stratasys without paying shareholders, irrespective of the partial tender offer

**NEGATIVE IMPLICATIONS FOR A NANO-CONTROLLED BOARD OF DIRECTORS**

- Giving away control of SSYS **without paying shareholders**
- Once controlling the SSYS Board, **Nano could use the numerous conditions contained in the offer to terminate the partial tender offer**
- Nano-controlled Board **could replace SSYS's highly experienced management team**
- Nano-controlled Board **could force SSYS into value eroding business combinations,** such as paying a premium to acquire Nano
- **Nano could block SSYS' ability to engage** in discussions with 3D Systems or any **other value maximizing transactions for SSYS shareholders to, the detriment of SSYS and SSYS minority shareholders**

*"You didn't get me to the point where I'm angry . . . you got me to a point where **I've got nothing to lose**. And that's a **dangerous place to put a person**" – Yoav Stern*

*Financial Times, July 8, 2023*

***Nominating Nano's unqualified directors is a desperate attempt by Yoav Stern to control SSYS***

# ❷ Nano's slate is not independent and is controlled by Yoav Stern


Yoav Stern
CEO of Nano
Zivi Nedivi
President of Nano
Hanan Gino
CPO / Strategic M&A of Nano
Tomer Pinchas
COO of Nano
Nick Geddes
CTO of Nano
Yael Sandler
CFO of Nano
Zeev Holtzman
Will blindly follow Yoav Stern or else their current Nano job will be at stake
Replaced after ~1.5 years from SSYS Board due to lack of contribution

***Nano's nominated directors will continue to operate as Yoav Stern's subordinates***

***Why was Yoav Stern unable to attract any credible independent director candidates to his slate?***

# 2 Nano's director candidates are not qualified

| Nano nominee | Yoav Stern | Zivi Nedivi | Hanan Gino | Tomer Pinchas | Nick Geddes | Yael Sandler | Zeev Holtzman[1] |
|---|---|---|---|---|---|---|---|
| Senior management at a $500M+ revenue company | ✕ | ✕ | ? | ✕ | ✕ | ✕ | ? |
| Generating profitable growth at Nano | ✕ | ✕ | ✕ | ✕ | ✕ | ✕ | ✕ |
| Successful M&A strategy and integration at Nano | ✕ | ✕ | ✕ | ✕ | ✕ | ✕ | ✕ |
| ESG, industry standards and compliance experience | ✕ | ? | ? | ? | ✕ | ✕ | ✕ |
| Experience at a leading 3D printing company | ✕ | ✕ | ✕ | ✕ | ✕ | ✕ | ✕[1] |

***Nano's nominees lack the qualifications needed to run a billion dollar business***

Note: Based on public information available and SSYS assessment; [1] Replaced after a year and a half from SSYS Board due to lack of contribution

# ❷ Yoav Stern is unqualified for Stratasys' Board

## YOAV STERN'S PROFILE

- History of **poor corporate governance**
- Overseen **destruction of hundreds of millions of dollars of shareholder value** at Nano
- Attempted to **take ~10% of Nano's equity by a deceptive re-pricing of warrants** below the cash value per share[1]
- **Refused to acknowledge the call for a special meeting** by its own largest shareholder, Murchinson
- **Continues to contest the validity of the Murchinson** convened meeting in the Israeli courts
- Track record of **misrepresenting the truth**
- **Does not respect the will of shareholders who voted him out of Nano** by a vote of 92% of the shares that voted

***Yoav Stern does not fundamentally understand SSYS' business and risks destroying value for SSYS shareholders***

[1] As outlined in the Notice Of A Special General Meeting Of Shareholders from November 7, 2022

# 3 Nano's leadership team has destroyed shareholder value at an alarming rate

**UNDER YOAV STERN, NANO HAS BEEN TRADING AT A NEGATIVE ENTERPRISE VALUE[1] FOR THE LAST YEAR AND A HALF**



$M
$1,600
$1,300
$1,000
$700
$400
$100
($200)
($500)
($800)
Mar-21
Jun-21
Oct-21
Jan-22
May-22
Aug-22
Dec-22
Mar-23
Jul-23

**IN THE LAST 2 YEARS NANO HAS SPENT $500M+ CASH AND INCREASED ITS REVENUE BY ONLY $44M**



LTM revenue:
$4M
$44
$48M
$1,471
($514)
$957
Q121
May 21, 2023 2

***Lack of confidence in Nano's ability to deploy capital efficiently and create shareholder value***

Source: Company filings; Enterprise Value accounts for Nano's investment in SSYS from Q3 2022; [2] From Nano's Schedule Tender Offer filing

# ❸ Nano has disastrous governance policies

- Nano's classified Board with 3-year terms **limits the ability of shareholders to hold the Board accountable** for performance
- Each of the most **recent Nano shareholder meetings have been adjourned due to lack of quorum**[1]
- **Nano does not disclose the voting results specifics of its shareholders votes or director elections**
- **5 of the 9 Nano directors have not been approved by a shareholder vote at all**
- **Nano does not respect the right for its shareholders to call special meetings** (despite being required by Israeli Law)
- **Nano does not accept the overwhelming vote (92%) of its own shareholders to reform its board**

***How will Nano's nominees act on SSYS Board if elected?***

Source: Equity research; [1] Indicating that fewer than 25% of Nano's shares were represented at their meeting

# ❹ Nano Board and CEO presided over corporate governance failings

**Lagging performance**

- Nano's stock price has traded well below the cash value per share on its balance sheet for over a year, **raising questions whether Nano's Board and management will misuse its cash**

**Pay and performance misalignment**

- **The Nano Board tried to re-price CEO and Chairman Yoav Stern's severely out-of-the-money options** to a strike price well below Nano's cash and securities per share
- Shareholders voted this proposal down at the meeting in December 2022

**Corporate governance failures / concerns**

- **All three major, independent proxy advisory firms recommended to remove four sitting Nano directors** including Yoav Stern at a special meeting on March 20, 2023
- **92% of Nano shareholders who voted supported removal of the four directors**, and the election of two new independent directors nominated by Murchinson

***Yoav Stern and the Nano Board have demonstrated a blatant lack of regard for the voice of their own shareholders and the recommendation of all the Independent Proxy Advisory firms.***
***How would they treat the public minority shareholders of Stratasys?***

Source: Company filings, ISS, Glass Lewis, Egan Jones

# 5 Nano's campaign is built on flawed assumptions and a poor understanding of Stratasys

| | NANO'S MISINFORMED VIEWS | REALITY |
|---|---|---|
| 1 | "The combination of Nano Dimension and Stratasys will create significant synergies" | Nano and SSYS have separate customers, a different GTM channels, diverse technologies, and no operational synergies |
| 2 | "The market for polymers is full" | Polymer addressable market expected to grow at 20%+ CAGR to ~$6B in 2027[1] |
| 3 | "The (services business) competes with their customers… (it) doesn't work" | Services business is an integral component of the SSYS innovation ecosystem and helps generate leads for internal sales team |
| 4 | "(Stratasys has) good islands of software… we will make it a continent" | Single and fully integrated software platform (GrabCAD) addressing every customer requirement from design through production |
| 5 | "Stratasys has bought companies but has paid a lot (to acquire them)…and didn't really merge (the businesses)" | Successful track record of integrating prior acquisitions — 5 acquisitions successfully integrated since 2020 under Yoav Zeif's tenure and the current SSYS Board |

Source: Nano YouTube video: "Let's Talk #10 – Stratasys is a strategic financial opportunity for Nano Dimension" 03/14/23;
[1]Stratasys estimate based on: Wohler total market size and historical growth rate, Context for relative split between prototyping, polymer end parts

# 5 Yoav Stern has repeatedly misrepresented facts

| YOAV STERN'S INACCURATE CLAIMS | REALITY |
|---|---|
| *"[Nano] has held constructive, informal discussions with Stratasys regarding the offer and the merits of the combination"* | **SSYS CEO Yoav Zeif had only one meeting with Yoav Stern and made it clear that SSYS would respond once the Board's review of Nano's proposal was completed** |
| *"I have met with two or three (current members of the Stratasys Board) … (they said the company) is going nowhere"* | **No directors of SSYS have met with anyone from Nano under the context of a strategic transaction** |
| *"We are focusing on taking 100% of companies. We're not investment companies. We're not going to invest and take a partial stake in the company."*[2] | **Nano purchased minority stake in SSYS in July 2022. Nano's partial tender offer is for up to 51% stake in SSYS** |
| *Nano Dimensions reported Net Income for Q1 2023 of $22M* | **Very small business, with Nano generating Q1 2023 an Operating Loss of $31M, which was offset by a $57M financial gain as a result of their stake in SSYS shares ($45M) and interest income** |
| *"We are winning in every way possible in all of [Murchinson's] attempts to [make] silly complaints to courts"* | **The U.S. District Court for the SDNY denied Nano's requested relief and dismissed all of its claims** |

Source: Nano YouTube video: "Let's Talk #10 – Stratasys is a strategic financial opportunity for Nano Dimension" 03/14/23 and "Let's Talk #21 - Analysis of Stratasys Transaction" 03/29/2023, Q12023 Earnings call; [1] As of 05/25/2023; [2] Nano earnings call 3/11/21

# 6 Legal legitimacy of Nano Dimension's entire campaign is questionable

The March '23 Nano shareholder vote raises doubts if Nano's Board has legitimate authority. Is this campaign designed to act as a distraction for Nano's shareholders from Nano's ongoing internal issues?

**Murchinson proposed to reform Nano's corporate governance practices and replace 4 Nano Directors with two of its chosen independent candidates**

- March 12, 2023: ISS, Glass Lewis and Egan-Jones recommend Nano shareholders support Murchinson's nominees and proposals
- **March 20, 2023: At the Special Meeting, Nano shareholders overwhelmingly (approx. 92% of the votes cast for the Special meeting) supported all four Murchinson proposals**

***Rather than accepting the vote of its own shareholders, Nano Board filed a lawsuit against Murchinson***

***Composition of Nano's Board and the legality of its actions remain in question and is under adjudication in Israeli courts***

# Stratasys is positioned to deliver outsized and enduring shareholder value

1. **Stratasys has the winning growth strategy**
   Innovative, resilient and highly scalable business model with industry leading GTM strategy positions Stratasys for sustained, profitable growth

2. **Combination with Desktop Metal creates a leading high growth Additive Manufacturing company**
   Merger has significant upside potential

3. **Stratasys has strong governance practices and a purpose-built Board**
   Board's industry knowledge, experience, and skillset is highly relevant to the Company's strategy and objectives

4. **Nano's campaign is value destructive for Stratasys shareholders**
   Nano's slate of directors, if elected, would disrupt the progress being made at the company
   Nano's candidates are not independent, are unqualified for Stratasys' Board, and have a history of value destruction
   The composition of Nano's own Board and the legality of its actions remain in question

# Appendix

# Why object to Nano's partial tender offer?

1. Nano's **partial tender** means you may have as little as ~40% of your shares purchased

2. **Partial tender offer implies a blended value of ~$16 – $19 per share or less assuming full participation in offer**; given that your SSYS remaining shares **may trade at a heavily discounted level as a Nano-controlled company**, which could be **~$9 – $15 per share or less**[1]

3. Nano has **destroyed significant value**; **trades at negative firm value**
**Yoav Stern cannot be trusted**, has made **misrepresentations** and is **not qualified to manage Stratasys**

4. **Don't be coerced to tender.** If the partial tender offer is successful, shareholders who don't participate will have a 4 day mandatory window to tender **– No risk of missing out**

5. Nano controlling Stratasys may create significant conflict of interest that potentially could lead to **Nano blocking value maximizing transactions for Stratasys**, to detriment of SSYS and SSYS minority shareholders

***Don't be misled – Partial tender offer implies that your SSYS shares are valued at a price of ~$16 – $19 per share or significantly below, assuming full participation in the offer***[1]

[1] Assumes tendered shares that are not accepted due to proration trade similar to Nano's market cap discount to cash and investments as a controlling entity or SSYS' unaffected price at most

# 1 Nano's partial tender means you may have as little as ~40% of your shares purchased

**POTENTIAL OUTCOMES OF NANO'S PARTIAL TENDER OFFER**

| Successful | Not successful |
|---|---|
| Potentially ***every SSYS shareholder will tender*** their shares in the mandatory 4-day extension window<br><br>SSYS shareholders could see ***as little as ~40% of their shares purchased*** assuming full participation in the offer<br><br>You will ***still own ~60% of your existing shares in Nano-controlled SSYS*** | Shareholders retain their SSYS holdings, with the ***share price currently trading at $20.37[1] and with an estimated present value of $24-$29[2]*** |

***Partial tender offers can be extremely misleading & value-destroying to shareholders***

Source: [1] As of 7/14/2023; [2] Based on DCF range as disclosed in SSYS F-4 (6/20/23)

# ❶ Nano's partial tender means you may have as little as ~40% of your shares purchased (cont'd)

**ISRAELI TENDER OFFER CASE STUDY – GIRON DEVELOPMENT AND CONSTRUCTION LTD**

| | |
|---|---|
| **Before offer** | Giron **traded at ~NIS 26 / share** |
| **Partial tender offer** | **~NIS 29 / share for ~54% of Giron Shares** |
| **Tender period** | ~63% of Giron shareholders tendered |
| **4-day extension period** | **~88% total acceptances** |
| | **Tendering shareholders had only ~61%** of shares purchased, remaining with ~39% of their stake |
| **After completion** | **Giron share price plummeted 38% to ~NIS 16 per share** – implying pro rata price of ~NIS 24 / share for shareholders who tendered |

# ② Shares in a Nano-controlled company may trade at a significant discount

- ✖ **Nano does not understand SSYS business**
- ✖ **Nano does not have experience in operating a large-scale business**
- ✖ **Significant conflict of interest** will exist, likely detrimental to SSYS and SSYS minority shareholders
- ✖ **Nano could block any future deal that might maximize value** for minority shareholders of SSYS
- ✖ **Float and liquidity** will be significantly **limited,** leading to less efficient trading
- ✖ **Customer concerns and employee attrition across the ranks** could significantly damage SSYS business

# 2 Value of Nano's $25 partial tender is illusory; If offer is accepted and assuming full participation, pro-rata price for SSYS shareholders is ~$16 – $19 or potentially less



Nano Partial Tender Offer for 37%[1,2] of shares
~40% of your shares purchased in the partial tender offer
$25
+
49% SSYS shares illustratively trade as Nano-controlled entity
~60% of your shares become minority
~$9[3] - $14.88[5]
=
Illustrative pro-rata price[1-5]
~$16 – $19

Source: Company filings, Factset, Nano tender offer as of 07/18/2023

[1] Assuming basic shares outstanding of 68.6mm; [2] Up to 25.3mm shares purchased as per TO; [3] Assumes SSYS trades as a Nano-controlled entity; Nano market capitalization has been trading at an average ~60% of its cash balance and investments YTD, applying same discount to SSYS unaffected price; rounded for illustrative purposes; [4] Implied pro rata prices assuming 25.3mm shares acquired at $25.00/share as per TO and remaining shares trade at a discount to SSYS unaffected price; rounded for illustrative purposes; [5] Reflects unaffected SSYS price as of May 24, 2023

# ❹ If the partial tender is successful, shareholders who did not participate will have a mandatory 4-day window to tender

**SSYS SHAREHOLDERS SHOULD NOT TENDER THEIR SHARES TODAY**



July 31, 2023
Tender not accepted
No
Today
Partial tender offer is open for 32% - 37% of SSYS Shares
Successful?
Yes
Tender accepted
4-day mandatory window provided to shareholders who did not tender initially
Closing for all SSYS shares tendered[1]
To meet its CFIUS approval condition, the tender probably remains open until near the end of 2023

***Do not let the coercive nature of Nano's offer prompt you to tender early***

[1] Subject to Mandatory Conditions

# 5 Nano controlling SSYS may create a significant conflict of interest that potentially could lead to Nano blocking value maximizing transactions at SSYS

- On July 13, **3D Systems submitted proposal to acquire 100% of SSYS** for $7.50 / share in cash and 1.5444 newly issued shares of 3D Systems common stock per ordinary share of Stratasys

- On July 17, **SSYS announced that it intends to engage in discussions with 3D Systems**

- If Nano's partial tender offer is successful, **Nano will own ~51% of SSYS**

- Given Nano's significant conflict of interest, **Nano could block SSYS' ability to engage in** discussions with 3D Systems or any **other value maximizing transactions for SSYS shareholders, to the detriment of SSYS and SSYS minority shareholders**

# Stratasys is a leader in our industry for supporting environmental and social issues

## ASSOCIATION MEMBERSHIPS

AMGTA – Founding Member

National Association of Manufacturers (US)

Minnesota Chamber of Commerce

US-Israel Chamber of Commerce

America Makes

Women in 3D Printing

## SPEARHEADING THE SHIFT TO SUSTAINABLE MINDFUL MANUFACTURING

*"Stratasys is leading a global transformation across industries by leveraging additive manufacturing (AM) to secure a future where generations to come can thrive. We are committed to advancing our 3D Printing technologies in order to do good and to ensure valuable, profitable business impact. We are disrupting existing supply chains, enabling local production, and introducing manufacturing at scale to benefit the future"*


3D Printing a Better Tomorrow™
Committing to leading a purpose-driven company, and partnering to change the world
Focusing on securing a future where generations to come can thrive
Beyond Compliance
Sustainability
Meaningful Growth
Looking to achieve business success while taking into account ethical, environmental, and social factors in business operations

Issued ESG report including Scope 1 and 2 emissions

Commitment to reporting and improving workforce diversity

Community engagement on prioritization of Sustainable Development Goals

Source: Stratasys ESG & Sustainability Report

# Non-GAAP reconciliation

| | Twelve months ended December 31, 2022 | | |
|---|---|---|---|
| | GAAP | Adjustments | Non-GAAP |
| Gross Profit (1) | $276,467 | $36,016 | $312,483 |
| Operating income (Loss) (1,2) | (57,159) | 70,691 | 13,532 |
| Net income (Loss) (1,2,3) | (28,974) | 39,235 | 10,261 |
| | | | |
| 1) Acquired intangible assets amortization expense | | 28,158 | |
| Non-cash stock-based compensation expense | | 4,083 | |
| Restructuring and other related costs | | (174) | |
| Impairment charges | | 3,949 | |
| | | **36,016** | |
| | | | |
| 2) Acquired intangible assets amortization expense | | 8,950 | |
| Non-cash stock-based compensation expense | | 29,378 | |
| Restructuring and over related costs | | 2,737 | |
| Revaluation of investments | | 3,777 | |
| Contingent consideration | | (18,293) | |
| Other expenses | | 8,126 | |
| | | **34,675** | |
| | | **70,691** | |
| | | | |
| 3) Corresponding tax effect | | 4,989 | |
| Equity method related amortization, divestments and impairments | | 2,285 | |
| Adjustments attributable to non-controlling interest | | 406 | |
| Gain from deconsolidation | | (39,136) | |
| | | **39,235** | |

Note: $ in millions unless noted otherwise. All numbers and percentages rounded